UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2010

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 26, 2010, Raser Technologies, Inc. (the "Company") entered into the First Amendment to Amendment, Consent and Forbearance Agreement (the "Amendment") with Thermo No. 1 BE-01, LLC ("Thermo"), The Prudential Insurance Company of America, Zurich American Insurance Company and Deutsche Bank Trust Company Americas amending the Amendment, Consent and Forbearance Agreement entered between the parties on July 9, 2010 relating to the repayment of a substantial portion of the debt financing for the Thermo No. 1 geothermal power plant (the "Thermo No. 1 Plant").
Pursuant to the Amendment, the Company received an immediate release of $1,100,000 from the Thermo No. 1 Plant escrow funds, the end of the forbearance period was changed from June 29, 2011 to February 1, 2011 and the Company's repayment obligation to the lenders, which is now due on or before February 1, 2011, was increased from $6,000,000 to $6,250,000.

In addition, pursuant to a Letter Agreement among the Company, Evergreen Clean Energy, LLC ("Evergreen"), and Raser Power Systems, LLC ("Raser Power"), dated October 27, 2010 (the "Letter Agreement"), Evergreen agreed to advance certain funds to the Company from time to time, including an initial advance of $1,150,000 on October 28, 2010. As additional consideration for the Letter Agreement, the Company and Raser Power agreed not to solicit additional potential purchasers for the purchase of any interests in Thermo on or before November 30, 2010, and agreed to pay a break-up fee in certain circumstances.    The Company's obligation to repay the initial advance of $1,150,000 was made pursuant to a Secured Promissory Note, dated October 28, 2010, issued by the Company to Evergreen (the "Secured Promissory Note"). The terms of the Secured Promissory Note allow for the Company to receive advances from Evergreen in one or more loans (each, a "Loan" and collectively, the "Loans") for up to $2,500,000. Principal and accrued interest on all Loans shall be payable to Evergreen on the earlier of June 30, 2011 or the date on which the Company closes a transaction for the sale of its Thermo No. 1 Plant ("Maturity Date"). The Loans bear interest at the rate of twelve percent (12%) per annum or, with respect to any amounts not paid to Evergreen by the Maturity Date, at the rate of eighteen percent (18%) per annum. The Company's obligations under the Secured Promissory Note are secured by a first priority security interest in, and lien on all of the Company's right, title, and interest in its Alvord prospect (formerly the Borax Lake prospect) located in Harney County, Oregon and certain transformer equipment, pursuant to the Deed of Trust and Security Agreement, dated October 28, 2010, executed by Raser Power for the benefit of Evergreen (the "Deed of Trust") and the Security Agreement, dated as of October 28, 2010, between Raser Power and Evergreen (the "Security Agreement").

The Company used the $1,100,000 it received from the Thermo No. 1 plant escrow funds and the $1,150,000 loan it received from Evergreen to satisfy its semi-annual interest payment obligation of $2,200,000 to the holders of the Company's 8.00% Convertible Senior Notes due 2013, which was required to be paid by November 1, 2010 in order to avoid a payment default on the Convertible Notes.

A copy of the Amendment, the Secured Promissory Note, the Deed of Trust, the Security Agreement and the Letter Agreement (the "Agreements") are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description
10.1        First Amendment to Amendment, Consent and Forbearance Agreement, dated October 26, 2010, among Thermo No. 1 BE-01, LLC, The Prudential Insurance Company of America, Zurich American Insurance Company, Deutsche Bank Trust Company Americas, and Raser Technologies, Inc.
10.2        Secured Promissory Note, dated October 28, 2010, issued by Raser Technologies, Inc. to Evergreen Clean Energy, LLC
10.3        Deed of Trust and Security Agreement, dated October 28, 2010, executed by Raser Power Systems, LLC for the benefit of Evergreen Clean Energy, LLC
10.4        Security Agreement, dated as of October 28, 2010, between Raser Power Systems, LLC and Evergreen Clean Energy, LLC
10.5        Letter Agreement, dated October 27, 2010, between Raser Technologies, Inc., Raser Power Systems, LLC and Evergreen Clean Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: November 01, 2010	By:	/s/ John T. Perry
John T. Perry

RASER TECHNOLOGIES, INC.

Date: November 01, 2010	By:	/s/ John T. Perry
John T. Perry

RASER TECHNOLOGIES, INC.

Date: November 01, 2010	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1
First Amendment to Amendment, Consent and Forbearance Agreement, dated October 26, 2010, among Thermo No. 1 BE-01, LLC, The Prudential Insurance Company of America, Zurich American Insurance Company, Deutsche Bank Trust Company Americas, and Raser Techno

EX-10.2	Secured Promissory Note, dated October 28, 2010, issued by Raser Technologies, Inc. to Evergreen Clean Energy, LLC
EX-10.3	Deed of Trust and Security Agreement, dated October 28, 2010, executed by Raser Power Systems, LLC for the benefit of Evergreen Clean Energy, LLC
EX-10.4	Security Agreement, dated as of October 28, 2010, between Raser Power Systems, LLC and Evergreen Clean Energy, LLC
EX-10.5	Letter Agreement, dated October 27, 2010, between Raser Technologies, Inc., Raser Power Systems, LLC and Evergreen Clean Energy, LLC